UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

TRAC Intermodal LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

551112
(Primary Standard Industrial
Classification Code Number)

46-0648957
(I.R.S. Employer Identification No.)

211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 31, 2013, Interpool, Inc., a subsidiary of TRAC Intermodal LLC (together the “Company”), entered into an incremental facility amendment no. 5 (the “Incremental Amendment”) to Interpool Inc.’s existing asset backed credit agreement, dated as of August 9, 2012, as amended or modified from time to time (the “Credit Agreement”) among the loan parties listed therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the Incremental Amendment, the Company obtained additional revolving commitments under the Credit Agreement through its Administrative Agent from SunTrust, as a new lender, in the amount of $25,000,000 and Capital One Leverage Financial Corp, as an existing lender, in the amount of $15,000,000, for an aggregate principal amount of $40,000,000.  As a result of the Incremental Amendment, aggregate total revolving commitment under the Credit Agreement is $950,000,000.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1

Incremental Facility Amendment, dated as of July 31, 2013, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other Loan Parties identified therein, J.P. Morgan Chase Bank, National Association as administrative agent, J.P. Morgan Securities and the lenders party thereto

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: August 2, 2013	By:	/s/ Gregg Carpene
		Name:	Gregg Carpene
		Title:	General Counsel

3